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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 2000 (except with respect to the matters discussed in Note 13 as to which the date is February 16, 2000) included in U.S. Home Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.


                                    /s/ Arthur Andersen LLP
                                    ARTHUR ANDERSEN LLP

Houston, Texas
March 17, 2000